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                                       ADDENDUM
                                          To
                              CUSTOMER SERVICE AGREEMENT
                                       Between
                                UNITED MEDICORP, INC.
                                         And
                              WASHINGTON HOSPITAL CENTER



Whereas UMC and the Washington Hospital Center ("Client") have agreed that UMC shall assume responsibility for follow up and collection of claims generated by physicians outside of the Department of Emergency Medicine with balances less than $5,000 which are aged 31 days or more as of the date such claims are transmitted to UMC.

UMC and Client hereby agree to amend the Customer Service Agreement dated December 15, 1992, as amended effective October 1, 1996, as follows:

I)   ONGOING CLAIMS

1) Client shall electronically transmit to UMC each day or from time to time physician claims which have balances less than $5,000 and are aged more than 31 but less than 120 days from Date Of Service (the "Ongoing Claims").

II.  BACKLOG CLAIMS:

1) Client shall from time to time electronically transmit to UMC physician claims aged more than 120 days from Date Of Service (the "Backlog Claims").

III. ACCOUNTS RECEIVABLE MANAGEMENT SERVICES:

1) UMC shall follow up the Ongoing Claims and the Backlog Claims (collectively "Claims") with the appropriate third party payor. UMC shall be responsible for correcting any errors in the Claims and rebilling the Claims as appropriate and necessary to obtain payment. UMC shall bill all Claims due from secondary payors.

2) Client shall transmit to UMC within five days of receipt all payments and adjustments related to the Claims.

3) After collecting or exhausting efforts to collect all monies due from third party payors on the Claims, UMC shall update Client's SMS System such that a bill is sent to the guarantor of the Patient Balance for the appropriate amount remaining due, giving proper consideration to applicable Medicare regulations, contractual allowances, and other relevant criteria. UMC shall be responsible for updating Client's SMS System to record the appropriate change


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in Financial Class. Client shall Provide systems Support to UMC as necessary to assure that system updates processed on the UMC system are correctly updated on Client's SMS System.

4) After exhausting all efforts to collect monies due on the Patient Balances, UMC shall close and return the accounts to be written off as bad debts. UMC shall forward such accounts to the bad debt collection agency(ies) designated by Client.

5) In collecting the Patient Balances, UMC shall comply with all aspects of the Federal Fair Debt Collection Practices Act ("FDCPA") and applicable state and local statutes governing collection Practices.

6) Payments resulting from UMC's collection efforts shall be directed to Client. Should payment be made to UMC, UMC agrees to forward payment immediately to Client.

7) UMC shall be entitled to its fee with respect to all collections resulting from the Claims and the Patient Balances, regardless of whether such collections were received by UMC or Client.

8) UMC's fee for collecting the Ongoing Claims and resulting Patient Balances shall be 10.0 percent of all collections received.

9) UMC's fee for collecting the Backlog Claims and resulting Patient Balances shall be 13.5 percent of all collections received.

     All other terms and conditions shall remain as stated in the Customer Service Agreement, as amended.

     This Amendment shall become effective on May 5, 1997, and shall remain in force until amended or terminated by either party upon 30 days prior written notice.


CLIENT:

/s/ Leisa Russell                         5/9/97
------------------------------         ---------------
Leisa Russell                              Date
Vice President, Finance


UNITED MEDICORP, INC.;


/s/ P. W. Seaman                          4/15/97
------------------------------         ---------------
Peter W. Seaman                            Date
Chairman and CEO





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